THIRTEENTH AMENDMENT
TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRTEENTH AMENDMENT effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin
limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following ETFs:

Home Appreciation U.S. REIT ETF
Elevate Shares 2X Daily Blockchain ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.    Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric Falkeis	By: /s/ Anita Zagrodnik

Name: Eric Falkeis	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 2/2/2022	Date: 2/2/2022

Amended Exhibit A to the Fund Accounting Servicing Agreement
Separate Series of Tidal ETF Trust

Name of Series

National Investment Services Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF

iClima Global Decarbonization Transition Leaders ETF

iClima Distributed Renewable Energy Transition Leaders ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF